      As filed with the Securities and Exchange Commission on May 13, 1997
                                                       Registration No. 33-92832

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 10549

                             ---------------------

                       POST-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ---------------------

                         CLAYTON WILLIAMS ENERGY, INC.
              (Exact name of issuer as specified in its charter)

                DELAWARE                                         75-2396863
     (State or other jurisdiction of                          (I.R.S. Employer
      incorporation or organization)                         Identification No.)

       SIX DESTA DRIVE, SUITE 6500                                 79705
            MIDLAND, TEXAS                                       (Zip Code)
(Address of principal executive offices)

                   OUTSIDE DIRECTORS STOCK COMPENSATION PLAN
                        OF CLAYTON WILLIAMS ENERGY, INC.
                            (Full Title of the Plan)

                             ---------------------

                            CLAYTON W. WILLIAMS, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          CLAYTON WILLIAMS ENERGY, INC.
                           SIX DESTA DRIVE, SUITE 6500
                             MIDLAND, TEXAS 79705
                                (915) 682-6324
         (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                  COPIES TO:

                             RICHARD T. MCMILLAN
                        COTTON, BLEDSOE, TIGHE & DAWSON
                         500 WEST ILLINOIS, SUITE 300
                             MIDLAND, TEXAS 79701

                             ---------------------

Removal from Registration of Remaining Unsold Shares of Common Stock of the Registrant.

                                    PART I

                          REMOVAL FROM REGISTRATION
                  OF REMAINING UNSOLD SHARES OF COMMON STOCK

    Clayton Williams Energy, Inc. (the "Registrant") files this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (Registration No. 33-92832, the "Registration Statement") for the purpose of removing from registration under the Securities Act of 1933, as amended, an aggregate of 128,699 shares of the Registrant's common stock, $.10 par value per share (the "Common Stock"), registered under the Registration Statement. Such shares of Common Stock remained unissued at the termination of the offering made pursuant to the Registration Statement under the Registrant's Outside Directors Stock Compensation Plan (the "Plan"). The Plan and the offering of Common Stock pursuant to the Registration Statement were terminated by the Registrant effective January 10, 1997. At the time of such termination, the Registrant had issued a total of 21,301 shares of the original 150,000 shares of Common Stock registered under the Registration Statement.


                                    PART II

ITEM 8.  EXHIBITS.

    Exhibit No.            Description of Exhibit
    ----------             --------------------------------------------------
      24.1*                Power of Attorney.

      24.2* Certified copy of resolution of Board of Directors of Clayton Williams Energy, Inc. authorizing signature pursuant to Power of Attorney.

-------------------------
*Previously filed.










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

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on May 8, 1997.

                                       CLAYTON WILLIAMS ENERGY, INC.
                                       (Registrant)


                                       By:  /s/ L. Paul Latham
                                           -------------------------
                                           L. Paul Latham,
                                           Executive Vice President and
                                           Chief Operating Officer



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                    TITLE                      DATE
---------                                    -----                      ----


/s/ Clayton W. Williams, Jr.*    Chairman of the Board, President,   May 8, 1997
-----------------------------    Chief Executive Officer and
Clayton W. Williams, Jr.         Director


/s/ L. Paul Latham               Executive Vice President, Chief     May 8, 1997
-----------------------------    Operating Officer and Director
L. Paul Latham


/s/ Mel G. Riggs*                Senior Vice President-Finance,      May 8, 1997
-----------------------------    Secretary, Treasurer, Chief
Mel G. Riggs                     Financial Officer and Director



                                       3

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/s/ Stanley S. Beard*            Director                            May 8, 1997
-----------------------------
Stanley S. Beard


/s/ Robert L. Parker*            Director                            May 8, 1997
-----------------------------
Robert L. Parker



-----------------------------    Director                            May 8, 1997
William P. Clements, Jr.


*By: /s/ L. Paul Latham
-----------------------------
         L. Paul Latham,
        Attorney-in-Fact










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                               INDEX TO EXHIBITS


Exhibit No.     Description of Exhibit
----------      ----------------------

  24.1*         Power of Attorney.

  24.2* Certified copy of resolution of Board of Directors of Clayton Williams Energy, Inc. authorizing signature pursuant to Power of Attorney.

-----------------------
*Previously filed.















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